Exhibit 4.1

Effective Date: January 15, 2004

OPTION AGREEMENT

        This OPTION AGREEMENT (the “Agreement”) certifies that Strategic Growth International, Inc. (“Holder”), subject to the terms and conditions hereof, is entitled to purchase from AspenBio Pharma, Inc., f/k/a AspenBio, Inc., (the “Company”), 798,000 shares (the “Option Shares”) of Company common stock, no par value. This option, together with all options hereafter issued in exchange or substitution for this option, is referred to as the “Option.” The number of Option Shares is subject to adjustment as provided in Section 5 below. Notwithstanding anything to the contrary contained herein, this Option shall expire at 5:00 p.m. MST on January 15, 2009 (the “Termination Date”).

    1.        Exercise of Options.

               (a)        Holder may, at any time prior to the Termination Date, exercise this Option in whole or in part at an exercise price of $1.07 per share, subject to adjustment as provided herein (the “Option Price”), by the surrender of this Option (properly endorsed) at the principal office of the Company, or at such other agency or office of the Company in the United States of America as the Company may designate by notice in writing to Holder at the address of such Holder appearing on the books of the Company, and by payment to the Company of the Option Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon the partial exercise of this Option, there shall be executed and issued to Holder a new Option in respect of the shares of Common Stock as to which this Option shall not have been exercised. In the event of the exercise of the rights represented by this Option, a certificate or certificates for the Option Shares so purchased, as applicable, registered in the name of Holder shall be delivered to Holder hereof as soon as practicable after the rights represented by this Option shall have been so exercised.

               (b)        The Option may also be exercised by means of a “cashless exercise” in which Holder may, at its option, exchange the Option in increments of no less than 25,000 shares each, unless there are a total of less than 25,000 rights remaining (the “Option Exchange”), into Option Shares represented by this Agreement at the time of exercise by surrendering the Option at the principal office of the Company, accompanied by a notice stating such Holder’s intent to effect such exchange, and the date on which the Recipient requests that such Option Exchange occur (the “Notice of Exchange”). The Option Exchange shall be deemed to have taken place on the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the Option Shares issuable upon such Option Exchange shall be issued and delivered to Holder within ten business days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Shares (rounded down to the next whole number) equal to the quotient obtained by subtracting (A)-(B), multiplying that difference times (X) and dividing that result by (A), where:

(A)	= the average Closing Price (as hereinafter defined) for the twenty trading days preceding the Exchange Date;
(B)	= the exercise price of this Option, as adjusted; and
(X)	= Option Shares represented by this Agreement at the time of exercise.

        The “Closing Price” shall mean the closing price of the Common Stock as reported by Bloomberg Financial L.P. on the date in question (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) (and, if no closing price is reported, the last closing price as so reported, and if neither the closing price nor the last closing price is so reported, the last reported price of the Common Stock as determined by the Company).

    2.        Reservation of Option Shares. There has been reserved, and the Company will at all times keep reserved so long as any of the Options remain outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Options and the underlying securities.

    3.        No Stockholder Rights. This Option shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company.

    4.        Transferability of Option. Prior to the Termination Date and subject to compliance with applicable laws, this Option and all rights hereunder are transferable to one or more officers of Holder, in whole or in part, at the office or agency of the Company by Holder in person or by duly authorized attorney, upon surrender of this Option together with the Assignment Form annexed hereto properly endorsed for transfer.

    5.        Certain Adjustments. With respect to any rights that Holder has to exercise this Option and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

               (a)        Reclassification, Recapitalization, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which exercise rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the exercise rights under this Option immediately prior to such subdivision, combination, reclassification or other change.

               (b)        Split or Combination of Common Stock and Stock Dividend.  In case the Company shall at any time subdivide, redivide, recapitalize, split or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Option Price shall be proportionately reduced and the number of Option Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Option Price shall be proportionately increased and the number of Option Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Option Price be reduced below the par value of the Common Stock.

        6.        Registration Rights.  The Parties acknowledge that the Option Shares were already included in a resale registration statement.  After the Issue Date so long as Holder is entitled to utilize the cashless exercise feature under Section 1(b), no registration rights shall apply to the Option Shares. Upon such cashless exercise(s), the holder shall be issued a certificate without a restrictive legend, to be issued subject to the requirements of Rule 144 under the Securities Act of 1933, including without limitation customary representations to be made by Holder as required under Rule 144.

        7.        Legend and Stop Transfer Orders. Unless the Option Shares are registered pursuant to an effective registration statement under the Securities Act of 1933, upon exercise of any part of the Option other than by cashless exercise as described in section 6, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such Option Shares, and all certificates or instruments representing the Option Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

    8.        No Fractional Shares. The Company will not be required to issue fractional shares or scrip representing fractional shares upon the exercise of the Options, and any share amounts shall be rounded down to the nearest whole number.

    9.        Waiver. Neither Holder’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Holder or the Company of any of their respective rights or privileges under this Agreement.

    10.        Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if faxed, followed by a copy sent by First Class US mail or sent by certified mail, return receipt to:

COMPANY: HOLDER:	AspenBio Pharma, Inc.
1585 South Perry Street
Castle Rock, CO 80104
Tel: 303/ 794-2000
Fax: 303/ 798-8332
Attn: Richard G. Donnelly

Strategic Growth International, Inc.
150 East 52nd Street, 22nd Floor
New York, NY 10022
Tel: 212/ 838-1444
Fax: 212/838-1511
Attn: _______________

    11.        Applicable Law. This Option shall be governed by and construed in accordance with the laws of the State of Colorado.

    12.        Successors. All the covenants and provisions of this Option by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

    13.        No Third Party Beneficiaries. Nothing in this Option shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Option. This Option shall be for the sole and exclusive benefit of the Company and Holder.

    14.        Section Headings. The section headings herein are for convenience only and are not part of this Option and shall not affect the interpretation hereof.

    15.        Mutilated or Missing Option Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to Holder a new Option of like date, tenor and denomination.

        IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed and entered into as of this 2nd day of May 2007, to be effective as of January 15, 2004.

ASPENBIO PHARMA, INC. By: /s/ Richard G. Donnelly Name: Richard G. Donnelly Title: President, Chief Executive Officer

ASSIGNMENT FORM

        FOR VALUE RECEIVED, __________________________, sells, assigns and transfers unto

Name

(Please type or print in block letters)

Address

the right to purchase or acquire Shares of ASPENBIO PHARMA, INC. (the "Company") represented by this Option Agreement to the extent of _______ Shares as to which such right is exercisable and does irrevocably constitute and appoint _____________________ to transfer the Shares on the books of the Company with full power of substitution in the premises.

______________________________________________________
Signature

Dated: _________________________

Notice: the signature of this assignment must correspond with the name as it appears upon the face of this Option Agreement in every particular, without alteration or enlargement or any change whatever.

Notice of Exchange

To Be Executed by Holder in Order to Exercise the Option(s)

To:	AspenBio Pharma, Inc. 1585 South Perry Street Castle Rock, CO 80104 Attention: Chief Financial Officer

Dated:____________

        The undersigned, pursuant to the provisions set forth in the attached Option Agreement, hereby irrevocably elects to purchase (check applicable box):

|_|	_________ shares of the Common Stock of AspenBio Pharma, Inc. covered by such Option Agreement; or

|_|	all remaining Option Shares represented by the Option Agreement pursuant to the cashless exercise procedure set forth in subsection 1(b) (if applicable).

        The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in the Option Agreement. Such payment takes the form of (check applicable box or boxes):

|_|	$______ in lawful money of the United States; and/or

|_|	if the provisions of subsection 1(b) of the Option Agreement are in effect, the cancellation of such number of Option Shares as is necessary, in accordance with the formula and cashless exercise procedure set forth in subsection 1(b) of the Option Agreement, to exercise this Option with respect to all of the remaining Option Shares represented by the Option Agreement.

The undersigned hereby requests that certificates for the Option Shares purchased hereby be issued in the name of:

______________________________________________________

______________________________________________________

______________________________________________________
(please print or type name and address)

______________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

______________________________________________________

______________________________________________________
(please print or type name and address)

______________________________________________________
(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by the Option Agreement, that a new Option for the balance of such shares be registered in the name of, and delivered to, Holder.

______________________________ Signature of Holder SIGNATURE GUARANTEE: ______________________________